CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-4 (No. 333-184541) (the “Registration Statement”) of our report dated March 26, 2025 relating to the consolidated financial statements of Pruco Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 3, 2025 relating to the financial statements of each of the subaccounts of Pruco Life Flexible Premium Variable Annuity Account indicated in our report. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 3, 2025